Exhibit 1(a)
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                       NORTHWEST AIRLINES, INC., ISSUER



                   NORTHWEST AIRLINES CORPORATION, GUARANTOR



                           Pass Through Certificates

                                 Series 2002-1





                            UNDERWRITING AGREEMENT





Dated:  July 29, 2002






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

                       NORTHWEST AIRLINES, INC., ISSUER


                   NORTHWEST AIRLINES CORPORATION, GUARANTOR


                            UNDERWRITING AGREEMENT


                                                                  July 29, 2002



Salomon Smith Barney Inc.
Credit Suisse First Boston Corporation
Credit Lyonnais Securities (USA) Inc.
Deutsche Bank Securities Inc.
J.P. Morgan Securities Inc.
ABN Amro Incorporated
Morgan Stanley & Co. Incorporated
U.S. Bancorp Piper Jaffray Inc.
BNP Paribas Securities Corp.
The Royal Bank Of Scotland plc
c/o Salomon Smith Barney Inc.
390 Greenwich Street
New York, New York 10013

Ladies and Gentlemen:

          Northwest Airlines, Inc., a Minnesota corporation (the "Company"), proposes that State Street Bank and Trust Company of Connecticut, National Association, as pass through trustee (the "Trustee") under the Class G-1 Trust, the Class G-2 Trust, the Class C-1 Trust and the Class C-2 Trust (each as defined below), issue and sell to the underwriters named in Schedule II hereto its pass through certificates in the aggregate principal amounts and with the interest rates and final expected distribution dates set forth on
Schedule I hereto (the "Offered Certificates") on the terms and conditions stated herein. The aggregate principal amount of Offered Certificates having each such final expected distribution date is referred to as a "Pass Through Certificate Designation".

          The Offered Certificates will be issued pursuant to the Pass Through Trust Agreement, dated as of June 3, 1999, among Northwest Airlines Corporation, a Delaware corporation and the ultimate parent company of the Company (the "Guarantor"), the Company and the Trustee (the "Basic Agreement"), as supplemented with respect to each series of Offered Certificates by a separate Pass Through Trust Supplement to be dated as of the Closing Date (as defined below) (individually, a "Trust Supplement"), among the Guarantor, the Company and the Trustee (the Basic Agreement as supplemented by each such Trust Supplement being referred to herein individually as a "Pass Through Agreement"). The Trust Supplements are related to the creation and administration of Northwest Airlines Pass Through Trust, Series

2002-1G-1 (the "Class G-1 Trust"), Northwest Airlines Pass Through Trust, Series 2002-1G-2 (the "Class G-2 Trust"), Northwest Airlines Pass Through Trust, Series 2002-1C-1 (the "Class C-1 Trust") and Northwest Airlines Pass Through Trust, Series 2002-1C-2 (the "Class C-2 Trust" and together with the Class G-1 Trust, the Class G-2 Trust and the Class C-1 Trust, the "Trusts").

          After the Closing Date, the Company will cause State Street Bank and Trust Company of Connecticut, National Association, as pass through trustee under Northwest Airlines Pass Through Trust, Series 2002-1D (the "Class D Trust") to issue and privately place its pass through certificates (the "Class D Certificates"). The Class D Certificates will be issued pursuant to the Basic Agreement, as supplemented by a Pass Through Trust Supplement for the Class D Trust (substantially in the form furnished to the Underwriters, the "Class D Trust Supplement") (the Basic Agreement as supplemented by the Class D Trust Supplements, being the "Class D Pass Through Agreement"). All of the Class D Certificates, when and if issued, are expected to be privately placed with a newly organized Delaware business trust (the "Initial Class D Holder"), all of the beneficial interests in which are expected to be initially owned by the Company and/or its affiliates. The Initial Class D Holder will be established pursuant to a trust agreement substantially in the form furnished to the Underwriters (the "Business Trust Agreement").

          As used herein, unless the context otherwise requires, the term "Underwriters" shall mean the firms named as Underwriters in Schedule II, and the term "you" shall mean the Underwriter or Underwriters, if no underwriting syndicate is purchasing the Offered Certificates, or the representative or representatives of the Underwriters, if an underwriting syndicate is purchasing the Offered Certificates, as indicated in Schedule II.

          The cash proceeds of the offering of Offered Certificates by each Trust will be paid to Wells Fargo Bank Northwest, N.A., as escrow agent (the "Escrow Agent"), under an Escrow and Paying Agent Agreement among the Escrow Agent, the Underwriters, the Trustee and State Street Bank and Trust Company, as paying agent (the "Paying Agent"), for the benefit of the holders of Offered Certificates issued by such Trust (each, an "Escrow Agreement"). The Escrow Agent will deposit such cash proceeds (each, a "Deposit") with Credit Suisse First Boston, New York Branch (the "Depositary"), in accordance with a Deposit Agreement relating to the respective Trust (the "Deposit Agreement"), and will withdraw Deposits upon request to allow the Trustee to purchase Equipment Notes (as defined in the Note Purchase Agreement referred to herein) from time to time pursuant to a Note Purchase Agreement to be dated as of the Closing Date (the "Note Purchase Agreement") among the Company, the Trustee of each of the Trusts and State Street Bank and Trust Company, as Subordination Agent (as hereinafter defined) and as Paying Agent, and the Escrow Agent. The Escrow Agent will issue receipts to be attached to each related Offered Certificate ("Escrow Receipts") representing each holder's fractional undivided interest in amounts deposited with the Escrow Agent and will pay to such holders through the related Paying Agent interest accrued on the Deposits and received by such Paying Agent pursuant to the related Deposit Agreement at a rate per annum equal to the interest rate applicable to the corresponding Offered Certificates.

          Certain amounts of interest payable on the Offered Certificates issued by each Trust will be entitled to the benefits of separate primary liquidity facilities. In addition, certain


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

amounts of interest payable on the Offered Certificates issued by the Class G-1 Trust and the Class C-1 Trust will be entitled to the benefits of separate above-cap liquidity facilities. Citibank, N.A. (the "Primary Liquidity Provider") will enter into a separate revolving credit agreement with respect to each Trust (collectively, the "Primary Liquidity Facilities"), each to be dated as of the Closing Date for the benefit of the holders of the Offered Certificates issued by such Trust. Credit Suisse First Boston International (the "Above-Cap Liquidity Provider") will enter into a separate interest rate cap agreement with respect to each of the Class G-1 Trust and the Class C-1 Trust (the "Above-Cap Liquidity Facilities"), each to be dated as of the Closing Date for the benefit of the holders of the Offered Certificates issued by such Trust. The Primary Liquidity Provider, the Above-Cap Liquidity Provider, MBIA Insurance Corporation, as provider of the Policies referred to below (in such capacity, the "Policy Provider") and the holders of the Offered Certificates will be entitled to the benefits of an Intercreditor Agreement to be dated as of the Closing Date (the "Intercreditor Agreement") among the Trustees, State Street Bank and Trust Company, as subordination agent and trustee thereunder (the "Subordination Agent"), the Primary Liquidity Provider, the Above-Cap Liquidity Provider, and the Policy Provider.

          Payments of interest on the Offered Certificates issued by the Class G-1 and Class G-2 Trusts will be supported by financial guaranty insurance policies (the "Policies") issued by the Policy Provider to the extent the Primary Liquidity Facilities for such Offered Certificates and in the case of the Offered Certificates issued by the Class G-1 Trust, the Above-Cap Liquidity Facility and any funds contained in the cash collateral account funded from any such Liquidity Facility are no longer available for that purpose. The Policies will also support the payment of the final distribution on the Offered Certificates issued by Class G-1 and Class G-2 Trusts and will take effect in certain other circumstances described in the Intercreditor Agreement and the Policies. The Policies will be issued pursuant to an insurance and indemnity agreement dated as of the Closing Date (the "Policy Provider Agreement") among the Policy Provider, the Company and the Subordination Agent. Under the Policy Provider Agreement, the Subordination Agent will reimburse the Policy Provider for amounts paid pursuant to claims made under the Policies.

          The Guarantor and the Company have filed with the Securities and Exchange Commission (the "Commission") a shelf registration statement on Form S-3 (File No.333-65588) relating to certain classes of securities (such registration statement, including the exhibits thereto and the documents filed by the Guarantor with the Commission pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Exchange Act") that are incorporated by reference therein, as amended at the date hereof, being herein referred to as the "Registration Statement") and the offering thereof from time to time in accordance with Rule 415 of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Securities Act"). The Registration Statement has been declared effective by the Commission. A prospectus supplement reflecting the terms of the Offered Certificates, the terms of the offering thereof and the other matters set forth therein, as further specified in Section 5(c) hereof, will be prepared and filed together with the base prospectus referred to below pursuant to Rule 424 under the Securities Act (such prospectus supplement, in the form first filed on or after the date hereof pursuant to Rule 424, being herein referred to as the "Prospectus Supplement" and any prospectus supplement relating to the Offered Certificates filed prior to the filing of the Prospectus Supplement being herein referred to as a "Preliminary Prospectus Supplement").


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

The base prospectus, dated August 17, 2001, included in the Registration Statement relating to offerings of pass through certificates, as supplemented by the Prospectus Supplement, and including the documents incorporated by reference therein, is herein called the "Prospectus", except that, if such base prospectus is amended or supplemented on or prior to the date on which the Prospectus Supplement is first filed pursuant to Rule 424, the term "Prospectus" shall refer to such base prospectus as so amended or supplemented and as supplemented by the Prospectus Supplement, in either case including the documents incorporated by reference therein. Any reference herein to the terms "amendment" or "supplement" with respect to the Registration Statement, the Prospectus, any Preliminary Prospectus Supplement or any preliminary prospectus shall be deemed to refer to and include any documents filed with the Commission under the Exchange Act after the date hereof, the date the Prospectus is filed with the Commission, or the date of such Preliminary Prospectus Supplement or preliminary prospectus, as the case may be, and incorporated therein by reference pursuant to Item 12 of Form S-3 under the Securities Act.

          Capitalized terms not otherwise defined in this Agreement shall have the meanings specified therefor in the Pass Through Agreements, the Note Purchase Agreement or the Intercreditor Agreement referred to in the Pass Through Agreements; provided that, as used in this Agreement, the term "Operative Documents" shall mean the Deposit Agreements, the Escrow Agreements, the Intercreditor Agreement, the Primary Liquidity Facilities, the Above-Cap Liquidity Facilities, the Reference Agency Agreement, the Policies, the Policy Provider Agreement, the Indemnification Agreement dated the date hereof (the "Indemnification Agreement") among the Company, the Policy Provider and the Underwriters, the Pass Through Agreements, the Class D Pass Through Agreement, the Note Purchase Agreement, the Fee Letter, the Policy Fee Letter, the Participation Agreements, the Indentures, the Leases, the Equipment Notes, the Trust Agreements, the Business Trust Agreement and the Guarantees.

          Section 1. Representations and Warranties. The Guarantor and the Company jointly and severally represent and warrant to, and agree with each Underwriter that:

          (a) The Guarantor and the Company meet the requirements for use of Form S-3 under the Securities Act; the Registration Statement has become effective; on the original effective date of the Registration Statement, on the effective date of the most recent post-effective amendment thereto, if any, and on the date of the filing by the Guarantor of any annual report on Form 10-K, any quarterly report on Form 10-Q and any current reports on Form 8-K, after the original effective date of each Registration Statement, the Registration Statement and any amendments and supplements thereto complied in all material respects with the requirements of the Securities Act and the Registration Statement did not contain an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; on the date hereof and on the Closing Date (as defined below), neither the Prospectus nor any amendments thereof and supplements thereto, includes or will include an untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions based upon information relating to any Underwriter furnished in writing to the Guarantor or the Company by or

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


     on behalf of any Underwriter expressly for use in the Prospectus or to statements or omissions in that part of the Registration Statement which shall constitute the Statement of Eligibility of the Trustee under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), on Form T-1.

          (b) The documents incorporated by reference in the Prospectus pursuant to Item 12 of Form S-3 under the Securities Act, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act.

          (c) Ernst & Young LLP, who have reported upon the audited consolidated financial statements and the financial statement schedules, if any, included or incorporated by reference in the Registration Statement, are independent public accountants within the meaning of the Securities Act.

          (d) This Agreement has been duly authorized, executed and delivered by each of the Company and the Guarantor.

          (e) The Company does not have any "significant subsidiaries" as defined in Regulation S-X, and the Guarantor does not have any significant subsidiaries (other than the Company).

          (f) The consolidated financial statements included or incorporated by reference in the Registration Statement present fairly the consolidated financial position of the Guarantor and its consolidated subsidiaries as of the dates indicated and the consolidated results of operations and cash flows or changes in financial position of the Guarantor and its consolidated subsidiaries for the periods specified. Except as stated therein, such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved. The financial statement schedules, if any, included or incorporated by reference in the Registration Statement present fairly the information required to be stated therein. The summary consolidated financial data included in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited consolidated financial statements included or incorporated by reference in the Registration Statement.

          (g) Each of the Company and the Guarantor is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota and Delaware, respectively, with corporate power and authority under such laws to own, lease and operate its properties and conduct its business as described in the Prospectus and to perform its obligations under this Agreement; and each of the Guarantor and the Company is duly qualified to transact business as a foreign corporation and is in good standing in each other jurisdiction in which it owns or leases property of a nature, or transacts business of a type, that would make such qualification necessary, except to the extent that the failure to so qualify or be in good standing would not have a material adverse effect on the condition (financial or other), earnings, business or prospects of the

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

     Guarantor and its consolidated subsidiaries, considered as one enterprise (a "Material Adverse Effect").

          (h) The Company is a "citizen of the United States" (as defined in
     Section 40102(a)(15) of Title 49 of the United States Code) and is an air carrier operating under a certificate issued by the Secretary of Transportation pursuant to Chapter 447 of Title 49, United States Code, for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo. There is in force with respect to the Company an air carrier operating certificate issued pursuant to Part 121 of the regulations under the sections of Title 49, United States Code, relating to aviation (the "Federal Aviation Act"). All of the outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable and are owned by the Guarantor, indirectly through Northwest Airlines Holdings Corporation and NWA Inc., each a Delaware corporation, free and clear of any pledge, lien, security interest, charge, claim, equity or encumbrance of any kind.

          (i) The Operative Documents to which the Guarantor and/or the Company will be a party will be duly executed and delivered by the Guarantor and/or the Company, as the case may be, on or prior to the Closing Date or the applicable Delivery Date (as defined in the Participation Agreements), as the case may be.

          (j) The Operative Documents to which the Guarantor and/or the Company is, or is to be, a party are or will be substantially in the form heretofore supplied to you (in the case of the Indentures, the Leases and the Participation Agreements relating to the Leased Aircraft, except for such modifications permitted by the Note Purchase Agreement), and, when duly executed and delivered by the Guarantor or the Company, as the case may be, will constitute valid and binding obligations of the Guarantor or the Company, as the case may be, enforceable against the Guarantor and the Company, as the case may be, in accordance with their terms, except as may be subject to (A) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, (B) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), (C) in the case of any Lease, applicable laws which may affect the remedies provided therein but which do not affect the validity of such Lease or make such remedies inadequate for the potential realization of the benefits intended to be provided thereby and (D) an implied covenant of good faith and fair dealing. The Basic Agreement as executed is substantially in the form filed as an exhibit to the Registration Statement and has been duly qualified under the Trust Indenture Act. The Offered Certificates, the Class D Certificates, the Equipment Notes and the Operative Documents will conform in all material respects to the descriptions thereof in the Prospectus.

          (k) When executed, authenticated, issued and delivered in the manner provided for in each Pass Through Agreement (or the Class D Pass Through Agreement in the case of the Class D Certificates) and sold and paid for as provided in this Agreement (or the Note Purchase Agreement in the case of the Class D Certificates), the Offered Certificates (or the Class D Certificates) will constitute valid and binding obligations of the related Trustees, entitled to the benefits of the related Pass Through


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

     Agreements (or the Class D Pass Through Agreement in the case of the Class D Certificates) and enforceable against the related Trustees in accordance with their terms, except as may be subject to (A) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, (B) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and (C) an implied covenant of good faith and fair dealing. When executed, authenticated, issued and delivered in the manner provided for in the related Escrow Agreements, the Escrow Receipts will be legally and validly issued and will be entitled to the benefits of the related Escrow Agreements.

          (l) The Equipment Notes to be issued under each Indenture, when duly executed and delivered by the Company or the related Owner Trustee, as the case may be, and duly authenticated by the Indenture Trustee in accordance with the terms of such Indenture, will be duly issued under such Indenture and will constitute the valid and binding obligations of the Company or such Owner Trustee, as the case may be, except as may be subject to (A) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, (B) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and (C) an implied covenant of good faith and fair dealing. The holders of the Equipment Notes will be entitled to the benefits of such Indenture.

          (m) Since the respective dates as of which information is given in the Prospectus, except as otherwise stated therein or contemplated thereby, there has not been any material adverse change in the condition (financial or otherwise), earnings, business or prospects of the Guarantor and its consolidated subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business.

          (n) Neither the Company nor the Guarantor is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which it is a party or by which it may be bound or to which any of its properties may be subject, except for such defaults that would not have a Material Adverse Effect. The execution and delivery by the Company and the Guarantor of this Agreement and by the Company and/or the Guarantor of the Operative Documents to which the Company and/or Guarantor is, or is to be, a party, the issuance and delivery of the Offered Certificates and the Class D Certificates, the consummation by the Company and the Guarantor of the transactions contemplated by this Agreement, by such Operative Documents and the Prospectus, and compliance by the Company and the Guarantor with the terms of this Agreement and such Operative Documents have been duly authorized by all necessary corporate action on the part of the Company and the Guarantor and do not and will not result in any violation of the charter or by-laws of the Company or the Guarantor, and do not and will not result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or the Guarantor under (A) any contract, indenture, mortgage, loan agreement, note, lease or other agreement or other instrument to which the Company or the Guarantor is a party or by which either may be bound or to which any of its properties may be subject and which is included or incorporated by reference as an exhibit to any document incorporated by reference in the Prospectus or included as an exhibit to the Registration Statement (other than the Operative Documents and except for such breaches, defaults, liens, charges or encumbrances that would not have a Material Adverse Effect) or (B) any existing applicable law, rule, regulation, judgment, order or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company or the Guarantor or any of their respective properties (other than the securities or Blue Sky or similar laws of the various states and of foreign jurisdictions), except for such breaches, defaults, liens, charges or encumbrances that would not have a Material Adverse Effect.

          (o) No authorization, approval, consent, order or license of or filing with or notice to any government, governmental instrumentality or court, domestic or foreign, is required for the valid authorization, issuance, sale and delivery of the Offered Certificates, the Class D Certificates and the Equipment Notes, the valid authorization, execution, delivery and performance by the Guarantor and/or the Company of this Agreement and the Operative Documents to which the Guarantor and/or the Company is, or is to be, a party, or the consummation by the Guarantor or the Company of the transactions contemplated by this Agreement and such Operative Documents, except such as are required under the Securities Act, the Trust Indenture Act and the securities or Blue Sky or similar laws of the various states and of foreign jurisdictions and except for filings or recordings with the Federal Aviation Administration (the "FAA") and under the Uniform Commercial Code as is in effect in Utah and Minnesota, as of the date hereof, which filings or recordings shall have been made, or duly presented for filing, on or prior to the applicable Delivery Date (as defined in the Participation Agreement relating to the Aircraft to be acquired or leased on such date).

          (p) Except as disclosed in the Prospectus, there is no action, suit or proceeding before or by any government, governmental instrumentality or court, domestic or foreign, now pending or, to the knowledge of the Company or the Guarantor, threatened against the Company or the Guarantor that is required to be disclosed in the Prospectus or that could reasonably be expected to have a Material Adverse Effect or that could reasonably be expected to materially and adversely affect the consummation of the transactions contemplated by this Agreement; the aggregate of all pending legal or governmental proceedings that are not described in the Prospectus to which the Company or the Guarantor is a party or which affect any of their respective properties, including ordinary routine litigation incidental to their business, would not reasonably be expected to have a Material Adverse Effect.

          (q) There are no contracts or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described and filed as required.

          (r) The Company and the Guarantor each possess all adequate certificates, authorizations and permits issued by appropriate governmental agencies or bodies which are necessary to conduct, in all material respects, the business now operated by them and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit that, if determined adversely to the Company or the Guarantor, would have, singly or in the aggregate, a Material Adverse Effect.

          (s) Except as disclosed in the Prospectus, no labor dispute with the employees of the Company or the Guarantor exists or, to the knowledge of the Company and the Guarantor, is imminent, in either case, which might reasonably be expected to have a Material Adverse Effect.

          (t) None of the Guarantor, the Company or any Trust is an "investment company", within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act"); and after giving effect to the offering and sale of the Offered Certificates and the application of the proceeds thereof as described in the Prospectus, none of the Trusts will be, nor will the escrow arrangements relating to the Trusts contemplated by the respective Escrow Agreements result in the creation of, an "investment company", as defined in the Investment Company Act.

          (u) The Company and the Guarantor have not taken and will not take, directly or indirectly, any action prohibited by Regulation M under the Exchange Act, to the extent applicable, in connection with the offering of the Offered Certificates.

          Any certificate signed by a duly authorized officer of the Company or the Guarantor and delivered to an Underwriter or to counsel for the Underwriters in connection with the offering of Offered Certificates shall be deemed a representation and warranty by the Company or the Guarantor, as the case may be, to the Underwriters as to the matters covered thereby.

          Section 2. Purchase and Sale. (a) Subject to the terms and conditions set forth herein and in Schedule III, and in reliance upon the representations and warranties herein contained, the Guarantor and the Company agree to cause the Trustee to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Trustee, at the purchase price specified in Schedule I, the respective amounts of Offered Certificates of each Pass Through Certificate Designation set forth opposite the name of such Underwriter in Schedule II. Concurrently with the issuance of the Offered Certificates, the Escrow Agent shall issue and deliver to the Trustee the Escrow Receipts in accordance with the terms of the Escrow Agreements, which Escrow Receipts shall be attached to the related Offered Certificates.

          (b) The Company is advised by you that the Underwriters propose to make a public offering of the Offered Certificates as soon after this Agreement has been entered into as in your judgment is advisable as set forth in the Prospectus.

          (c) As compensation to the Underwriters for their respective commitments and obligations hereunder in respect of the Offered Certificates, including their respective undertakings to distribute the Offered Certificates, the Company will pay to the Underwriters the sum set forth in
Schedule III. Such payment will be made on the Closing Date simultaneously with the issuance and sale of the Offered Certificates (with the related Escrow Receipts attached) to the Underwriters. Payment of such compensation shall be made by wire transfer of immediately available funds.

          Section 3. Delivery of and Payment for the Offered Certificates. (a) Delivery of and payment for the Offered Certificates (with attached Escrow Receipts) shall be made at the offices of Simpson, Thacher & Bartlett, 425 Lexington Avenue, New York, New York 10017-3954 at 9:00 A.M. on August 5, 2002 or on such other date, time and place as may be agreed upon by the Company, the Guarantor and you (such date and time of delivery and payment for the Offered Certificates being herein called the "Closing Date"). Delivery of the Offered Certificates (with attached Escrow Receipts) issued by each Trust shall be made to your account at The Depository Trust Company for the respective accounts of the several Underwriters against payment by the Underwriters by wire transfer of immediately available funds to the Depository. Upon delivery the Offered Certificates shall be registered in the name of Cede & Co. or in such other names, and in such denominations as you may request in writing at least two full business days in advance of the Closing Date.

          (b) The Company agrees to have one or more global certificates representing the Offered Certificates available for inspection and checking by you in New York, New York not later than one full business day prior to the Closing Date.

          Section 4. Conditions of Underwriters' Obligations. The several obligations of the Underwriters to purchase and pay for the Offered Certificates pursuant to this Agreement are subject to the following conditions:

          (a) On the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued under the Securities Act and no proceedings therefor shall have been instituted or threatened by the Commission.

          (b) On the Closing Date, you shall have received an opinion of each of Simpson Thacher & Bartlett, counsel for the Company and the Guarantor, and Cadwalader, Wickersham & Taft, special counsel for the Company and the Guarantor, each dated the Closing Date and in form and substance reasonably satisfactory to you and counsel for the Underwriters, substantially to the effect set forth in Exhibits A-1 and A-2 hereto, respectively.

          (c) On the Closing Date, you shall have received an opinion of the Vice President, Law & Secretary of the Company and the Guarantor, dated the Closing Date and in form and substance reasonably satisfactory to you and counsel for the Underwriters, substantially to the effect set forth in Exhibit B hereto.

          (d) On the Closing Date, you shall have received an opinion of Bingham McCutchen LLP, counsel for State Street Bank and Trust Company of Connecticut, National Association, individually and as Trustee, and counsel for State Street Bank and Trust Company, individually and as Subordination Agent, Paying Agent and Reference Agent, dated the Closing Date and in form and substance reasonably satisfactory to you and counsel to the Underwriters, substantially to the effect as set forth in Exhibit C hereto.

          (e) On the Closing Date, you shall have received an opinion of Ray, Quinney & Nebeker, counsel for the Escrow Agent, dated the Closing Date, and in form and substance reasonably satisfactory to you and counsel to the Underwriters, substantially to the effect as set forth in Exhibit D hereto.

          (f) On the Closing Date, you shall have received an opinion of Pillsbury Winthrop LLP, special counsel for the Primary Liquidity Provider, and an opinion of Peter Foller and Klaus Neuper, in-house counsel for the Primary Liquidity Provider, each dated the Closing Date and in form and substance reasonably satisfactory to you and counsel to the Underwriters, substantially to the effect as set forth in Exhibits E-1, and E-2 hereto, respectively.

          (g) On the Closing Date, you shall have received an opinion of Sidley Austin Brown & Wood LLP, special New York counsel for the Above-Cap Liquidity Provider, dated the Closing Date, in form and substance reasonably satisfactory to you and counsel to the Underwriters, substantially to the effect set forth in Exhibit F hereto.

          (h) On the Closing Date, you shall have received an opinion of Giovanni Peditto, Swiss in-house counsel for the Depositary, and an opinion of Barbara Nottebohm, New York in-house counsel for the Depositary, each dated the Closing Date and in form and substance reasonably satisfactory to you and counsel to the Underwriters substantially to the effect set forth in Exhibits G-1, and G-2 hereto, respectively.

          (i) On the Closing Date, you shall have received an opinion of Latham & Watkins, as counsel for the Policy Provider, and an opinion of Ram D. Wertheim, in-house counsel for the Policy Provider, each dated the Closing Date and in form and substance reasonably satisfactory to you and counsel for the Underwriters, substantially to the effect set forth in Exhibits H-1 and H-2, respectively.

          (j) On the Closing Date, you shall have received an opinion of Shearman & Sterling, as counsel for the Underwriters, dated the Closing Date, with respect to the issuance and sale of the Offered Certificates, the Registration Statement, the Prospectus and other related matters as the Underwriters may reasonably require.

          (k) On the Closing Date, (i) (A) the Registration Statement, as it may then be amended or supplemented, shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (B) the Prospectus, as it may then be amended or supplemented, shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, (C) the Company and the Guarantor shall have complied with all agreements and satisfied all conditions on their respective parts to be performed or satisfied at or prior to the Closing Date, and (D) the other representations and warranties of the Company and the Guarantor set forth in this Agreement and each of the Operative Documents shall be accurate in all material respects as though expressly made at and as of the Closing Date (except to the extent that such representations and warranties refer to an earlier or later date, in which case they shall be accurate in all material respects as of such dates) and (ii) subsequent to the execution and delivery of this Agreement, there shall not have been any material adverse change in the condition (financial or other), earnings, business or prospects of the Guarantor and its consolidated subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business that, in your judgment, is so material and adverse that it makes it impracticable or inadvisable to proceed with the public offering or the sale of and payment for the Offered Certificates. At the Closing Date, you shall have received a certificate of the President or a Senior or Executive Vice President, and other senior officers of the Company and the Guarantor approved by you, dated as of the Closing Date to such effect.

          (l) On each of the date hereof and the Closing Date, you shall have received a letter, dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to you and counsel to the Underwriters, from Ernst & Young LLP, the Company's independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain other financial or statistical data and certain financial information contained in or incorporated by reference into the Registration Statement and the Prospectus.

          (m) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall not have been any downgrading nor any notice given to the Company or the Guarantor or any public notice given, in either case by a rating agency described below, of any intended or potential downgrading or of a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company's or the Guarantor's securities, including the Offered Certificates, by any "nationally recognized statistical rating organization", as such term is defined for purposes of Rule 436(g)(2) under the Securities Act.

          (n) The Company and the Guarantor shall have furnished to you and to counsel for the Underwriters, in form and substance satisfactory to you and to them, such other documents, certificates and opinions as such counsel may reasonably request in order to pass upon the matters referred to in Section 4(j) and in order to evidence the accuracy and completeness of any of the representations, warranties or statements, the performance of any covenant by the Company or the Guarantor theretofore to be performed, or the compliance with any of the conditions herein contained.

          (o) On the Closing Date, each of the Operative Documents (other than the Class D Pass Through Agreement, the Business Trust Agreement, the Indentures, Leases, Participation Agreements, Equipment Notes, Trust Agreements and Guarantees) shall have been duly executed and delivered by each of the parties thereto; the representations and warranties of the Company and the Guarantor contained in each of such executed Operative Documents to which they are parties shall be true and correct in all material respects as of the Closing Date (except to the extent that they relate solely to an earlier or later date, in which case they shall be true and correct as of such earlier or later date) and the Underwriters shall have received a certificate of the President or a Senior or Executive Vice President of the Company, dated as of the Closing Date, to such effect.

          (p) Each of the Appraisers shall have furnished to the Underwriters a letter from such Appraiser, addressed to the Guarantor and the Company and dated the Closing Date, confirming that such Appraiser and each of its directors and officers (i) is not an affiliate of the Guarantor, the Company or any of its affiliates, (ii) does not have any substantial interest, direct or indirect, in the Guarantor, the Company or any of its affiliates and (iii) is not connected with the Guarantor, the Company or any of its affiliates as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

          (q) On the Closing Date, the Offered Certificates shall be rated "AAA", in the case of the Offered Certificates of the Class G-1 Trust, and the Class G-2 Trust, and "BBB+" in the case of the Offered Certificates of the Class C-1 Trust, and Class C-2 Trust, by Standard & Poor's Ratings Service; "Aaa", in the case of the Offered Certificates of the Class G-1 Trust, and the Class G-2 Trust, and "Ba1", in the case of the Offered Certificates of the Class C-1 Trust and the Class C-2 Trust, by Moody's Investors Service, Inc.; and "AAA" in the case of the Offered Certificates of the Class G-1 Trust and Class G-2 Trust, and "BBB" in the case of the Offered Certificates of the Class C-1 Trust and the Class C-2 Trust by Fitch, Inc.

          The Guarantor and the Company agree to furnish, promptly after the Closing Date and the applicable Delivery Date, to the Underwriters a copy of each opinion required to be delivered under the applicable Participation Agreement addressed to the Underwriters and of such other documents furnished in connection with the fulfillment of the conditions precedent therein as the Underwriters or counsel for the Underwriters may reasonably request.

          If any of the conditions specified in this Section 4 shall not have been fulfilled when and as required by this Agreement to be fulfilled, this Agreement may be terminated by you on notice to the Company and the Guarantor at any time prior to the Closing Date and such termination shall be without liability of any party to any other party, except as provided in Section 6. Notwithstanding any such termination, the provisions of Section 7 shall remain in effect.

          Section 5. Certain Covenants of the Company and the Guarantor. The Company and the Guarantor covenant with each Underwriter as follows:

          (a) To furnish to you, without charge, as soon as practicable on the business day next succeeding the date of this Agreement and during the period mentioned in paragraph (e) below, as many copies of the Prospectus, and any supplements or amendments thereto, as you may reasonably request.

          (b) To furnish to you as many conformed copies of the Registration Statement (as originally filed) and of all amendments thereto, whether filed before or after the Registration Statement became effective, as many copies of all exhibits and documents filed therewith or incorporated by reference therein (through the end of the period mentioned in paragraph (e) below) and one signed and as many conformed copies of all consents and certificates of experts as you may reasonably request and, if requested by you, to furnish to you, for each of the Underwriters, one conformed copy of the

     Registration Statement (as originally filed) and of each amendment thereto (including documents incorporated by reference into the Prospectus but without exhibits).

          (c) Promptly following the execution of this Agreement, to prepare a Prospectus Supplement that complies with the Securities Act and that sets forth the principal amount of the Offered Certificates and their terms not otherwise specified in the Preliminary Prospectus Supplement or the base prospectus included in the Registration Statement, the name of each Underwriter participating in the offering and the principal amount of the Offered Certificates that each severally has agreed to purchase, the name of each Underwriter, if any, acting as a representative of the Underwriters in connection with the offering, the price at which the Offered Certificates are to be purchased by the Underwriters from the Company, any initial public offering price, any selling concession and reallowance and any delayed delivery arrangements, and such other information as you, the Company and the Guarantor deem appropriate in connection with the offering of the Offered Certificates. The Company and the Guarantor will timely transmit copies of the Prospectus Supplement to the Commission for filing pursuant to Rule 424 under the Securities Act.

          (d) Before amending or supplementing the Registration Statement or the Prospectus, to furnish each Underwriter with a copy of each such proposed amendment or supplement, and to file no such proposed amendment or supplement to which you reasonably object by notice to the Company after a reasonable period of review; provided that the foregoing shall not prevent the Guarantor from filing reports required to be filed by it pursuant to the Exchange Act, and provided further that the Guarantor shall have provided you with a copy of any such report prior to its filing with the Commission.

          (e) If, during such period after the first date of the public offering of the Offered Certificates when the Prospectus is required by law to be delivered in connection with sales of the Offered Certificates by an Underwriter or dealer, any event shall occur as a result of which it is necessary, in the reasonable opinion of counsel for the Underwriters or counsel for the Company and the Guarantor, to amend the Registration Statement or amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if it is necessary, in the reasonable opinion of either such counsel, to amend the Registration Statement or amend or supplement the Prospectus to comply with law, forthwith to prepare and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which the Offered Certificates may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Registration Statement or the Prospectus, as so amended or supplemented, will comply with law and to cause such amendments or supplements to be filed promptly with the Commission.

          (f) During the period mentioned in paragraph (e) above, to notify you immediately, (i) of the effectiveness of any amendment to the Registration Statement,

     (ii) of the transmittal to the Commission for filing of any supplement to the Prospectus or any document that would as a result thereof be incorporated by reference in the Prospectus, (iii) of the receipt of any comments from the Commission with respect to the Registration Statement, the Prospectus or the Prospectus Supplement, (iv) of any request by the Commission for any amendment to the Registration Statement or any supplement to the Prospectus or for additional information relating thereto or to any document incorporated by reference in the Prospectus and (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, of the suspension of the qualification of the Offered Certificates for offering or sale in any jurisdiction, or of the institution or threatening of any proceeding for any of such purposes; and to use every reasonable effort to prevent the issuance of any such stop order or of any order suspending such qualification and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment.

          (g) To use their respective reasonable efforts, in cooperation with the Underwriters, to qualify the Offered Certificates for offer and sale under the securities laws of such states and other jurisdictions as you may reasonably request and to maintain such qualifications in effect for so long as required for the distribution of such Offered Certificates; provided, however, that neither the Company nor the Guarantor shall be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. The Company and the Guarantor will use their reasonable efforts to file such statement and reports as may be required by the laws of each jurisdiction in which the Offered Certificates have been qualified as above provided. The Company and the Guarantor will also supply you with such information as is necessary for the determination of legality of the Offered Certificates for investment under the laws of such jurisdictions as you may reasonably request.

          (h) To make generally available to the Guarantor's security holders as soon as practicable, but not later than 45 days after the close of the period covered thereby, an earnings statement of the Guarantor (in form complying with the provisions of Rule 158 of the Securities Act), covering (i) a period of 12 months beginning after the effective date of the Registration Statement and any post-effective amendment thereof but not later than the first day of the Guarantor's fiscal quarter next following such effective date and (ii) a period of 12 months beginning after the date of this Agreement but not later than the first day of the Guarantor's fiscal quarter next following the date of this Agreement.

          (i) For a period of two years after the Closing Date, to make available upon request to the Underwriters, copies of all annual reports, quarterly reports and current reports filed with the Commission on Forms 10-K, 10-Q and 8-K, or such other similar forms as may be designated by the Commission, and such other documents, reports and information as shall be furnished by the Company or the Guarantor to the holders of Offered Certificates or to their security holders generally provided that at such time the Guarantor is required to furnish such reports under the Exchange Act.

          (j) Between the date of this Agreement and the Closing Date, not to offer, sell or enter into any agreement to sell, directly or indirectly, any equipment notes, pass through certificates, equipment trust certificates or equipment purchase certificates secured by aircraft owned or leased by the Company or the Guarantor (or rights relating thereto) other than the Offered Certificates or Equipment Notes relating thereto, without your prior written consent.

          (k) During the period when a prospectus relating to the Offered Certificates is required to be delivered under Section 5(c) of the Securities Act, to file promptly all documents required to be filed with the Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

          (l) The Guarantor and the Company (i) will have made an application on their behalf and on behalf of the Trusts for the Offered Certificates to be listed on the Luxembourg Stock Exchange (the "LSE") as soon as practicable after the date of the Preliminary Prospectus and (ii) will
     (x) deliver to the LSE copies of the Prospectus and such other documents, information and undertakings as may reasonably be required or advisable for the purpose of obtaining such listing, which shall be obtained on or as soon as reasonably practical after the Closing Date; (y) if the Offered Certificates are listed on the LSE, use its reasonable efforts to maintain such listing on the LSE for as long as any of the Offered Certificates are outstanding; and (z) pay all reasonable fees and supply all further documents, information and undertakings as may reasonably be required or advisable for such purposes.

          (m) To comply to the best of their abilities with the Securities Act, the Exchange Act and the Trust Indenture Act so as to permit the completion of the distribution of the Offered Certificates as contemplated in this Agreement and in the Prospectus.

          Section 6. Payment of Expenses. The Company and the Guarantor will pay or cause to be paid all costs and expenses incident to the performance of their obligations under this Agreement, including, without limitation, (a) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits), as originally filed and as amended, any Preliminary Prospectus Supplement and the Prospectus and any amendments or supplements thereto, and the cost of furnishing copies thereof to the Underwriters, (b) the printing or processing and distribution of this Agreement, the Offered Certificates, the Operative Documents, the Blue Sky Survey and any Legal Investment Survey, (c) the delivery of the Offered Certificates, (d) the fees and disbursements of counsel and accountants for the Guarantor and the Company, (e) all costs and expenses incidental to the listing of the Offered Certificates on the Luxembourg Stock Exchange, (f) the qualification of the Offered Certificates under the applicable securities laws in accordance with Section 5(g), including filing fees and reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the Blue Sky Survey, (g) any fees charged by rating agencies for rating the Offered Certificates (including annual surveillance fees related to the Offered Certificates as long as they are outstanding), (h) the fees and expenses of the Trustee, the Subordination Agent, the Primary Liquidity Provider, the Above-Cap Liquidity Provider, the Depositary, the Escrow Agent, the Paying Agent, the Luxembourg Paying Agent and the Policy Provider, including the reasonable fees and disbursements of their respective counsel, in connection with the Offered Certificates and the Operative Documents, (i) the fees and disbursements of counsel for the Underwriters, (j) all fees and expenses relating to appraisals of the Aircraft and (k) all other reasonable out-of-pocket expenses incurred by the Underwriters in connection with the transactions contemplated by this Agreement. The Guarantor and the Company will also cause to be paid all expenses incident to the performance of their obligations under the Leases and the Indentures and each of the other agreements and instruments referred to in the Indentures and the Participation Agreements.

          If this Agreement is terminated by the Underwriters in accordance with the provisions of Sections 4 or 8, the Company and the Guarantor, jointly and severally, agree to reimburse the Underwriters for all their reasonable out-of-pocket expenses, including the fees and disbursements of counsel for the Underwriters.

          Section 7. Indemnification and Contribution. (a) The Company and the Guarantor, jointly and severally, agree to indemnify and hold harmless each Underwriter and each person, if any, who controls such Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred by any Underwriter or any such controlling person in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any Preliminary Prospectus Supplement or the Prospectus (as amended or supplemented if the Company or the Guarantor shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished in writing to the Guarantor or the Company by or on behalf of any Underwriter expressly for use therein; provided, that such indemnity with respect to the Prospectus shall not inure to the benefit of any Underwriter (or any person controlling such Underwriter) from whom the person asserting any such loss, claim, damage or liability purchased the Offered Certificates which are the subject thereof if such person was not sent a copy of the Prospectus at or prior to the confirmation of the sale of such Offered Certificates to such person in any case where such delivery is required by the Securities Act and the untrue statement or omission of a material fact contained in such Preliminary Prospectus Supplement was corrected in such subsequent Prospectus, unless such failure to deliver the Prospectus was a result of noncompliance by the Company and the Guarantor with their delivery requirements set forth in Section 5 hereof.

          (b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company and the Guarantor, each of their directors, each of their officers who signed the Registration Statement and each person, if any, who controls the Company or the Guarantor within the meaning of either
Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company and the Guarantor to such Underwriter, but only with reference to information relating to such Underwriter furnished in writing to the Guarantor or the Company by or on behalf of any

Underwriter expressly for use in the Registration Statement, any Preliminary Prospectus Supplement, the Prospectus or any amendments or supplements thereto.

          (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing. An indemnifying party may participate at its own expense in the defense of such action. If it so elects within a reasonable time after receipt of such notice, an indemnifying party, jointly with any other indemnifying parties receiving such notice, may, except as provided in the immediately following sentence, assume the defense of such action, with counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by Salomon Smith Barney Inc., in the case of parties indemnified pursuant to paragraph (a) above, and by the Company or the Guarantor, in the case of parties indemnified pursuant to paragraph (b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

          (d) If the indemnification provided for in paragraphs (a) and (b) of this Section 7 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantor on the one hand and the Underwriters on the other hand from the offering of the Offered Certificates or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Guarantor on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantor on the one hand and the Underwriters on the other hand in connection with the offering of the Offered Certificates shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Offered Certificates (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate public offering price of the Offered Certificates. The relative fault of the Company and the Guarantor on the one hand and of the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Guarantor or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters' respective obligations to contribute pursuant to this
Section 7 are several in proportion to the respective principal amounts of Offered Certificates they have purchased hereunder, and not joint.

          (e) The Company, the Guarantor and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Certificates underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this
Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

          (f) The indemnity and contribution provisions contained in this
Section 7 and the representations and warranties of the Company or the Guarantor contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter or by or on behalf of the Guarantor or Company, its officers or directors or any person controlling the Guarantor or the Company and (iii) acceptance of and payment for any of the Offered Certificates.

          Section 8. Termination of Agreement. (a) (i) This Agreement shall be subject to termination in your absolute discretion, by notice given to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (A) trading generally shall have been suspended or materially limited on the New York Stock Exchange or the Nasdaq

National Market, (B) trading of any securities of the Guarantor or the Company shall have been suspended on any exchange or in any over-the-counter market,
(C) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities, or (D) there shall have occurred any outbreak or escalation of hostilities involving the United States or any calamity or crisis and (ii) in the case of any of the events specified in clauses (i)(A) through (D), such event singly or together with any other such event makes it, in your reasonable judgment, impracticable to market the Offered Certificates on the terms or in the manner contemplated in the Prospectus or inadvisable to enforce contracts for the sale of the Offered Certificates.

          (b) If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party, except to the extent provided in Section 6. Notwithstanding any such termination, the provisions of Section 7 shall remain in effect.

          (c) This Agreement may also terminate pursuant to the provisions of
Section 4, with the effect stated in such Section.

          Section 9. Default. If, on the Closing Date any one or more of the Underwriters shall fail or refuse to purchase Offered Certificates that it has or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Offered Certificates which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of the Offered Certificates to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the principal amount of Offered Certificates specified to be purchased by them on Schedule II bears to the aggregate principal amount of Offered Certificates specified to be purchased by all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Offered Certificates which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the principal amount of Offered Certificates that any Underwriter has agreed to purchase pursuant to Section 2 be increased pursuant to this Section 9 by an amount in excess of one-ninth of such principal amount of Offered Certificates without the written consent of such Underwriter. If on the Closing Date any Underwriter or Underwriters shall fail or refuse to purchase Offered Certificates and the aggregate principal amount of Offered Certificates with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Offered Certificates to be purchased on such date, and arrangements satisfactory to you and the Company for the purchase of such Offered Certificates are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter, the Company or the Guarantor, except that the Company and the Guarantor will continue to be liable for the payment of expenses for any non-defaulting Underwriter to the extent set forth in Section
6. In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

          If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Guarantor or the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Guarantor or the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the reasonable fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

          Section 10. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

          Section 11. Governing Law and Time. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York. Specified times of the day refer to New York City time.

          Section 12. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered, mailed, or transmitted by any standard form of telecommunication, including telex or facsimile transmission. Notices to the Underwriters shall be directed to Salomon Smith Barney Inc., 388 Greenwich Street, New York, New York 10013, Telephone No.: 212-816-5822, Facsimile No.: 212-816-0949, Attention: Mark Rhodes. Notices to the Company or the Guarantor shall be directed to it by mail at Northwest Airlines, Inc., 2700 Lone Oak Parkway, Egan, Minnesota 55121, with a copy to Northwest Airlines Corporation at the same address, attention of the Senior Vice President and Treasurer, Department A4010.

          Section 13. Parties. This Agreement is made solely for the benefit of the Underwriters, the Company, the Guarantor and, to the extent expressed, any person controlling the Company, the Guarantor or the Underwriters within the meaning of Section 15 of the Securities Act, and their respective executors, administrators, successors and assigns and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include any purchaser, as such purchaser, from the Underwriters of the Offered Certificates.

          Section 14. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument will become a binding agreement among the Company, the Guarantor and each Underwriter in accordance with its terms.

                             Very truly yours,

                             NORTHWEST AIRLINES, INC.


                             By:    /s/ Daniel B. Matthews
                                ---------------------------------------------
                             Name:  Daniel B. Matthews
                             Title: Senior Vice President & Treasurer


                             NORTHWEST AIRLINES
                             CORPORATION

                             By:    /s/ Daniel B. Matthews
                                ---------------------------------------------
                             Name:  Daniel B. Matthews
                             Title: Senior Vice President & Treasurer

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument will become a binding agreement among the Company, the Guarantor and each Underwriter in accordance with its terms.

                             Very truly yours,

                             NORTHWEST AIRLINES, INC.


                             By:
                                ---------------------------------------------
                             Name:  Daniel B. Matthews
                             Title: Senior Vice President & Treasurer


                             NORTHWEST AIRLINES
                             CORPORATION

                             By:
                                ---------------------------------------------
                             Name:  Daniel B. Matthews
                             Title: Senior Vice President & Treasurer


Accepted as of the date first
above written:
Salomon Smith Barney Inc.
Credit Suisse First Boston Corporation
Credit Lyonnais Securities (USA) Inc.
Deutsche Bank Securities Inc.
J.P. Morgan Securities Inc.
ABN Amro Incorporated
Morgan Stanley & Co. Incorporated
U.S. Bancorp Piper Jaffray Inc.
BNP Paribas Securities Corp.
The Royal Bank Of Scotland plc

By:  SALOMON SMITH BARNEY INC.

By:       /s/ Roy Chandran
   --------------------------------------------
Name:   Roy Chandran
Title:  Director

                                  SCHEDULE I

                   Pass Through Certificates, Series 2002-1


 Pass Through     Aggregate                                  Final Expected
  Certificate     Principal        Interest                   Distribution
  Designation       Amount          Rate(1)                       Date
---------------  ------------   ---------------            ------------------
   2002-1G-1     $487,131,000   USD 3-month LIBOR + 0.75%     May 20, 2014
   2002-1G-2     $150,000,000       6.264%                  November 20, 2021
   2002-1C-1     $56,000,000    USD 3-month LIBOR 4.50%       May 20, 2012
   2002-1C-2     $56,000,000        9.055%                    May 20, 2012


-----------------------
(1) LIBOR for the period commencing from (and including) the Closing Date (but excluding) _____, 2002 will be determined as described in the Prospectus Supplement.

                                  SCHEDULE II

                   Pass Through Certificates, Series 2002-1

                                                       2002-1G-1        2002-1G-2        2002-1C-1       2002-1C-2
-------------------------------------------------- ---------------- ----------------- --------------- ----------------
Salomon Smith Barney Inc.                             48,714,000       15,000,000        5,600,000       5,600,000
Credit Suisse First Boston Corporation                48,713,000       15,000,000        5,600,000       5,600,000
Credit Lyonnais Securities (USA) Inc.                 48,713,000       15,000,000        5,600,000       5,600,000
Deutsche Bank Securities Inc.                         48,713,000       15,000,000        5,600,000       5,600,000
J.P. Morgan Securities Inc.                           48,713,000       15,000,000        5,600,000       5,600,000
ABN AMRO Incorporated                                 48,713,000       15,000,000        5,600,000       5,600,000
Morgan Stanley & Co. Incorporated                     48,713,000       15,000,000        5,600,000       5,600,000
U.S. Bancorp Piper Jaffray Inc.                       48,713,000       15,000,000        5,600,000       5,600,000
BNP Paribas Securities Corp.                          48,713,000       15,000,000        5,600,000       5,600,000
The Royal Bank of Scotland plc                        48,713,000       15,000,000        5,600,000       5,600,000

                                 SCHEDULE III

                           NORTHWEST AIRLINES, INC.

                     Underwriting commissions: $6,367,614